SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2001


                       Electrosource, Inc.
     (Exact name of registrant as specified in its charter)



      Delaware              0-16323             74-2466304
  (State or other      (Commission File       (IRS Employer
  jurisdiction of           Number)        Identification No.)
   incorporation)



       2809 IH 35 South                          78666
       San Marcos, Texas                      (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code: (512)
753-6500



Item 5.  Other Events

     The Electrosource, Inc., Board of Directors held a Special Meeting on March 23, 2001. At that meeting it was agreed by Kamkorp, LTD., the Company's majority shareholder, that it would accelerate the exercise of its remaining option to purchase the Company's Common Stock (1,773,624 shares at $1.00). Kamkorp, LTD., will exercise 1,200,000 shares on or before March 30, 2001 and the remainder on or before April 30, 2001. In addition, the Board of Directors approved an additional option to Kamkorp, LTD., of 3,000,000 shares at $1.00 to be exercised 300,000 per month beginning May 30, 2001 and continuing for 10 months through February 28, 2002. This additional option will become effective on the date of the receipt of funds upon the exercise of the 1,773,624 shares.

     Upon receipt of the funds to exercise the 1,200,000 shares, the Company will begin rehiring a portion of previously furloughed office and production employees and restart limited battery production.


                           SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ELECTROSOURCE, INC.


                                   By:  /s/Donald C. Perriello
                                   Donald C. Perriello
                                   Chief Accounting Officer
                                   Assistant Corporate Secretary

                                   Date:   April 2, 2001